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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                NRG ENERGY, INC.



     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of NRG Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

     1. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 29, 1992.

     2. This Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

     3. The Corporation's Certificate of Incorporation is hereby amended and restated in its entirety as follows:


                                    ARTICLE I

                               NAME OF CORPORATION

                The name of this corporation is NRG Energy, Inc.


                                   ARTICLE II

                                REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.



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                                   ARTICLE III

                                     PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     A. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Class A Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation has authority to issue is 1,000,000,000, of which:

     1. 550,000,000 shares shall be shares of Common Stock, par value $0.01 per share (the "Common Stock");

     2. 250,000,000 shares shall be shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); and

     3. 200,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

     The Common Stock and the Class A Common Stock are referred to collectively as the "Common Shares." Each of the 1,000 shares of the Corporation's Common Stock issued at the time these Articles of Amendment are filed with the Secretary of State of the State of Delaware shall be hereby automatically changed and reclassified without further action into one hundred forty seven thousand, six hundred and four and one-half (147,604.5) fully paid and non-assessable shares of Class A Common Stock.

     B. The powers, preferences and rights of the holders of Common Stock and Class A Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical on the basis of the number of shares held, whether as to dividends or upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation, as amended, and subject to the powers, preferences and rights of the holders of Preferred Stock, as provided in or as otherwise determined by the Board of Directors pursuant to Section C of this Article IV.

          1.   Dividends.


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         (a)  Dividends may be declared and paid to the holders of Common Stock and Class A Common Stock in cash, property, or other securities of the Corporation out of any funds legally available therefore. If and when dividends on the Common Stock and the Class A Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of the Common Stock and the Class A Common Stock shall be entitled to share equally on a per share basis in such dividends. If dividends are declared that are payable in shares of Common Stock, such dividends shall be payable at the same rate on both Common Stock and Class A Common Stock; provided that such dividends shall be payable in shares of Common Stock both to holders of Common Stock and to holders of Class A Common Stock.

         (b) Subject to provisions of law and rights, powers and preferences of any series of Preferred Stock and of any other stock ranking prior to the Common Stock or the Class A Common Stock as to dividends, the holders of the Common Stock and the Class A Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors and declared out of any funds legally available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issue of such series.

         2. Distributions on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes hereinafter referred to as "liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock and the Class A Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the Class A Common Stock and the holders of any other stock ranking on a parity with the Common Stock and the Class A Common Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

         3.   Voting.

         (a) At each annual or special meeting of the stockholders, or, if the stockholders have the power to act by written consent, in any action taken by written consent in lieu thereof, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each Common Stock share standing in such stockholder's name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders.

         (b) At each annual or special meeting of the stockholders, or, if the stockholders have the power to act by written consent, in any action taken by written consent in lieu thereof, each holder of Class A Common Stock shall be entitled to ten (10) votes in person or by proxy for each Class A Common Stock share standing in such stockholder's name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders.


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         (c)  Except as may be otherwise required by law or this Restated
Certificate of Incorporation, the holders of Common Stock and Class A Common Stock shall vote together as a single class.

         4.    Conversion of Class A Common Stock

         (a)   Optional Conversion.

               (i) Each share of Class A Common Stock may at any time be converted into one (1) fully paid and non-assessable share of Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4(a)(v) below.

               (ii) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Section 4(a)(i) above and the payment in cash of any amount required by the provisions of Sections 4(a)(i) and 4(a)(v), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

               (iii) No adjustments in respect of dividends shall be made upon the conversion of any share of Class A Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on


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such date notwithstanding the conversion thereof or Corporation's default in payment of the dividend due on such date.

               (iv) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock, will, upon issuance, be fully paid and non-assessable and not subject to any preemptive rights.

               (v) The issuance of certificates representing shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

          (b)  Automatic Conversion

               (i) All outstanding Class A Common Stock shall be automatically converted into Common Stock on a share-for-share basis if at any time Northern States Power Company or its successors by way of merger or consolidation, together with their respective affiliates (collectively, "NSP") ceases to own at least 30% of the total number of outstanding Common Shares, as reflected on the stock transfer records of the Corporation. For purposes of the immediately preceding sentence, any Common Shares repurchased and held as treasury shares or canceled by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase or cancellation.

               (ii) Each share of Class A Common Stock shall be automatically converted on a share-for-share basis into Common Stock upon the transfer of such share of Class A Common Stock. For purposes of the immediately preceding sentence, "transfer" means any sale, gift, assignment or other transfer of any ownership or voting interest in any share of Class A Common Stock, including (a) by way of any


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merger, consolidation, combination or reorganization of the Corporation with or into another entity (whether or not the Corporation is the surviving entity),
(b) any offer, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase or other direct or indirect transfer or disposal of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (c) entry into any swap or other arrangement (including by way of insurance) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A Common Stock, but shall not include (y) any pledge of such stock as collateral, or (z) any "transfer" to any person or entity that (A) is an "Affiliate" (as defined herein) of a holder of such Class A Common Stock prior to such transfer and without giving effect to any agreements executed in connection with such transfer or (B) becomes an affiliate by virtue of transactions for which an agreement was existing as of April 30, 2000.

          (iii) In the event of any conversion of the Class A Common
Stock pursuant to Section 4(b)(i) or (ii), certificates which formerly represented outstanding shares of Class A Common Stock will thereafter be deemed to represent a like number of shares of Common Stock and all authorized Common Shares shall consist of only Common Stock.

          5. Splits, Subdivisions, etc. If the Corporation shall in any manner split, reclassify, subdivide or combine the outstanding Common Stock or Class A Common Stock, the outstanding shares of the other such class of Common Shares shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Shares have been split, reclassified, subdivided or combined.

          6. No Preemptive Rights. No holder of Common Stock or Class A Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

          7. Reissuance of Class A Common Stock. Following the initial issuance of shares of Class A Common Stock, the Corporation shall not issue additional shares of Class A Common Stock, and all shares of Class A Common Stock surrendered for conversion or redeemed or repurchased by the Corporation shall be retired and shall not be reissued by the Corporation.

          8. Priority of Preferred Stock. The Common Stock and the Class A Common Stock are subject to all powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors, pursuant to authority expressly granted and vested in it by Section C of this Article IV.

     C. The Board of Directors shall have the authority to issue shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series. In connection with the creation of any such series, the Board of Directors shall have the authority to fix by the resolution or


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resolutions providing for the issue of shares thereof the designations, voting powers, preferences and relative participating, option or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

                                    ARTICLE V

                              BUSINESS COMBINATIONS

     The following provisions concerning certain actions and transactions are established:

     A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section C of this Article V:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Interested Stockholder or Affiliate (as hereinafter defined) of any Interested Stockholder; or

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25 million or more; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or in a series of related transactions, and other than by way of a pro rata distribution to all stockholders or a reclassification, dividend or subdivision of such securities and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or a Subsidiary that have been distributed pro rata to stockholders) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25 million or more; or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or, otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing, by more than 1%, the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any


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Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

     shall require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Corporation entitled to vote for the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. The term "Business Combination" means any transaction described in clauses (1) through (5) of Section A of this Article V.

     C. The provisions of Section A of this Article V shall not be applicable to a Business Combination, and the Business Combination shall require only the affirmative vote required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met:

          1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

          2.   All of the following conditions shall have been met:

          (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock and Class A Common Stock in the Business Combination is at least equal to the highest of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in question for any shares of Common Shares acquired by it (x) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder; or

               (ii) the Fair Market Value per share of Common Stock or Class A Common Stock, as applicable, on the Announcement Date; or

               (iii) the Fair Market Value per share of Common Stock or Class A Common Stock, as applicable, on the date on which the Interested Stockholder in question became an Interested Stockholder (the "Determination Date").

          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of any other class of outstanding Voting Stock is at least equal to the highest of the following:



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               (i)   (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in question for any shares of such class of Voting Stock acquired by it either (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder; or

               (ii) (if applicable) the highest preferential amount per share to which the holders of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation or dissolution of the Corporation; or

               (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

               (iv) the Fair Market Value per share of such class of Voting Stock on-the Determination Date.

          (c) The consideration to be received by holders of a particular class of outstanding Voting Stock is in cash or in the same form as the Interested Stockholder in question has previously paid for shares of such class of Voting Stock, provided that the consideration to be received by holders of Class A Common Stock must be in cash or in the same form as such Interested Stockholder has previously paid for Common Stock. If the Interested Stockholder in question has previously paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be paid for shares of such class of Voting Stock purchased in the transaction in question hereunder must be either cash or the form used previously by such Interested Stockholder to acquire the largest number of shares of such class of Voting Stock. The price determined in accordance with subparagraphs 2(a) and 2(b) of this Section C shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (d) After the Interested Stockholder in question has become an Interested Stockholder and prior to the consummation of such Business Combination except as approved by a majority of the Continuing Directors: (1) there shall have been no failure to declare and pay, in whole or in part, at the regular date therefor any regularly scheduled dividends (whether or not cumulative) on the outstanding stock having preference over the Common Stock as to dividends or upon liquidations (2) there shall have been (x) no reduction in the annual rate of dividends paid on Common Stock or Class A Common Stock (except as necessary to reflect any subdivision of the Common Stock or Class A Common Stock) and (y) no increase in such annual rate of dividends (except as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock or Class A Common Stock); and (3) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock subsequent to the transaction in which it became an Interested Stockholder.


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          (e)  After the Interested Stockholder in question has become an
Interested Stockholder, it shall not have received the benefit, directly or indirectly (except proportionately with all other stockholders of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     D.   For purposes of this Article V:

          1. a "person" means any individual, proprietorship, partnership, corporation or other entity, or any group of two or more of the foregoing acting together.

          2. "Interested Stockholder" means any person (other than the Corporation or any subsidiary or any holder of Class A Common Stock or shares of Common Stock issued upon conversion of Class A Common Stock) who or which:

          (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          3. A person is a "beneficial owner" of any Voting Stock:

          (a) that such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

          (b) that such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event, or both) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights,

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warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

          (c) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          4. For the purpose of determining whether a person is an Interested Stockholder pursuant to subparagraph 2 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 3 of this Section D, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          5. "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          6. "Subsidiary" means any entity of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided that for the purposes of the definition of Interested Stockholder set forth in subparagraph 2 of this Section D, the term "Subsidiary" shall mean only an entity of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

          7. "Continuing Director" means (a) any member of the Board of Directors who is unaffiliated with the Interested Stockholder in question and who was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and (b) any member of the Board of Directors who was nominated or elected by a majority of Continuing Directors then on the Board of Directors.

          8. "Fair Market Value" means (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors in good faith.


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          9.   In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in sub-paragraphs 2(a) and 2(b) of Section C of this Article V shall include the shares of Common Stock, Class A Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          10.  "Equity Security" has the meaning ascribed to such term in
Section 3(a)(11) of the Securities Exchange Act of 1934.

     E. A majority of the entire Board of Directors shall have the power and duty to determine for purposes of this Article V, on the basis of information known to the Directors after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25 million or more. A majority of the entire Board of Directors shall have the further power to interpret all of the terms and provisions of this Article V.

     F. Nothing contained in this Article V shall be construed to relieve any Interested Stockholder of any fiduciary obligation imposed by law.

     G. The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law as permitted by Section 203(b)(3) of the Delaware General Corporation Law.

                                   ARTICLE VI

                            CALL OF SPECIAL MEETINGS

     Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, or a committee of the Board of Directors which has been duly designated by the entire Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

                                   ARTICLE VII

                            AMENDMENT OF CERTIFICATE

     In furtherance and not in limitation of the powers conferred by law, this Certificate of Incorporation of the Corporation may not be altered, amended or repealed in any manner, and no new Certificate of Incorporation may be filed, except (1) prior to


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the first date that NSP ceases to beneficially own at least 30% of the outstanding Common Shares, by the affirmative vote of the holders of a majority of the outstanding Common Shares; or (2) after the first date that NSP ceases to beneficially own at least 30% of the outstanding Common Shares, by the affirmative vote of the holders of at least 80% of the outstanding Common Shares.

                                  ARTICLE VIII

                          BOARD POWER REGARDING BYLAWS

     In furtherance and not in limitation of the powers conferred by law, the by-laws of the Corporation may not be altered or repealed, and new by-laws made, except (1) at any time by the affirmative vote of the members of the Board of Directors constituting not less than a majority of the entire Board of Directors; (2) prior to the first date that NSP ceases to beneficially own at least 50% of the outstanding Common Shares, by the affirmative vote of the holders of a majority of the outstanding Common Shares; or (3) after the first date that NSP ceases to beneficially own at least 50% of the outstanding Common Shares, by the affirmative vote of the holders of at least 80% of the outstanding Common Shares.

                                   ARTICLE IX

                              ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                    ARTICLE X

                                    LIABILITY

     No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

     No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.


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                                   ARTICLE XI

                                 CORPORATE POWER

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute; provided, however, that no Article hereof containing a provision establishing the vote necessary for a specified corporate action may be amended except by the same majority or supermajority vote, as the case may be, and no additional provisions may be added that would effect such Articles without the same such vote. All rights conferred on stockholders herein are granted subject to this reservation.



     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do verify and affirm, under penalty of perjury, that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the
facts stated herein are true as of this    day of May, 2000.

                               NRG Energy, Inc.

                               --------------------------------------------
                               David H. Peterson,
                               President







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